Exhibit 23.8

Gaffney, Cline & Associates, Inc. 5555 San Felipe St., Suite 550 Houston, TX 77056 Telephone: +1 713 850 9955 www.gaffney-cline.com

June 26, 2019

Vista Oil & Gas S.A.

Javier Barros Sierra 540, Tower 2, 2nd Floor

Lomas de Santa Fe

Mexico City

Mexico

Ladies and Gentlemen:

We hereby consent to the references to Gaffney, Cline & Associates and to the inclusion of our third-party letter report issued on February 13, 2019, as set forth as Exhibit 23.8 in Vista Oil & Gas S.A. (VISTA) report on Form F-1 for the year ended December 31, 2018, to be filed with the United States Securities and Exchange Commission (SEC).

Our third-party letter report dated February 13, 2019 contains our independent audit of the proved crude oil, condensate, natural gas liquids, gasoline and marketable gas reserves as of December 31, 2018 of certain properties in Argentina in which VISTA holds interests.

Yours sincerely,

Gaffney, Cline & Associates

                /s/ Gustavo Ritondale

Gustavo Ritondale

Principal Advisor

Vista Oil & Gas S.A.